Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY ANNOUNCES HIPPO #1H IP30 RATE AND PROVIDES PERMIAN BASIN OPERATIONS UPDATE

Hippo #1H Reaches 30-Day Rate of 1,506 Boepd, 4,105 Foot Lateral

SAN ANTONIO, TEXAS – July 27, 2017 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas, today announced that the Hippo #1H reached a 30-day initial production rate of 1,506 Boepd on a three-stream basis, at 367 Boepd per 1,000 ft., or 1,406 Boepd on a two-stream basis. The well currently is producing at 63% oil; 76% liquids on a three-stream basis.

The Hippo #1H, Lilis’s third successful operating horizontal Wolfcamp B well in the Permian’s Delaware Basin, has been online for 82 days. The Hippo #1H’s 4,105-foot lateral was completed with 20 stages of 200-foot plug to plug spacing with approximately 2,200 lbs. of sand per foot.

“The Hippo is producing better than we originally expected, and is Lilis’s third consecutive well to deliver strong operational results. Initial production rates of the Bison and the Grizzly, our first two wells, and the subsequent stability of their profiles also remain strong,” said Jim Linville, President.

Operations Update:

Lilis has drilled and completed its first three operated horizontal Wolfcamp B wells, the Bison #1H, the Grizzly #1H and the Hippo #1H, with IP rates exceeding internal projections. Lilis has successfully completed its fourth operated horizontal Wolfcamp B well, the Lion #1H, and is scheduled to complete its fifth operated horizontal Wolfcamp B horizontal well, the Wildhog BWX State Com #1H, this week. Lilis recently spud its sixth operated well, the Prizehog BWZ State Com #1H. Highlights of Lilis’s well results are as follows:

•	Lion #1H

Currently on well test from a 4,025 ft. treated lateral. The well started flowing hydrocarbons mid-July 2017. The completion for this well was 27 stages, 150 ft. plug to plug spacing, and 2,200 lbs./ft. sand loading.

•	Wildhog BWX State Com #1H

Well was drilled to 17,244 ft. measured depth (MD). The stimulation started this week and is planned for 23 stages, 4,567 ft. treated lateral, 200 ft. spacing and 2,200 lbs. of sand loading.

•	Prizehog BWZ State Com #1H

Current operations are preparing to run intermediate casing at 12,782 feet MD. Well is planned for a total depth of 17,314 ft. MD.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 10,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400, ext. 31